INDEMNIFICATION AGREEMENT

     THIS AGREEMENT, effective as of , is between XOMA CORPORATION, a Delaware corporation ("Corporation"), and OFFICER ("Officer").

                                WITNESSETH THAT:

     WHEREAS, Officer is an executive officer of Corporation and performs a valuable service in such capacity for Corporation; and

     WHEREAS, the stockholders of Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware Corporations Code, as amended ("Code"); and

     WHEREAS, such Bylaws and the Code, by their non-exclusive nature, permit contracts between Corporation and its directors and officers with respect to indemnification of such directors and officers; and

     WHEREAS, in accordance with the authorization as provided by the Code, Corporation has purchased and presently maintains a policy or policies of liability insurance for directors and officers ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance as officers of Corporation; and

     WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded officers of Corporation by such D & O Insurance and by statutory and by-law indemnification provisions; and

     WHEREAS, in order to induce Officer to continue to serve as an officer of Corporation, Corporation has determined and agreed to enter into this contract with Officer;

     NOW, THEREFORE, in consideration of Officer's continued service as an officer after the date hereof, the parties hereto agree as follows:

     1. Indemnity of Officer. Subject to Section 5 hereof, Corporation hereby agrees to hold harmless and indemnify Officer to the full extent authorized or permitted by the provisions of the Code, as may be amended from time to time.

     2. Additional Indemnity. Subject to Section 5 hereof and to the exclusions set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Officer:

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     (a) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is or was an officer, director, employee or agent of Corporation, or is or was serving at the request of Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

     (b) otherwise to the fullest extent as may be provided to Officer by Corporation under the non-exclusivity provisions of Article VII of Section 6 of the Bylaws of Corporation and the Code.

     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by Corporation:

     (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the amount of such losses for which Officer is indemnified either pursuant to Section 1 hereof or pursuant to any other indemnification arrangement or any D & O Insurance purchased and maintained by Corporation;

     (b) in respect to remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

     (c) on account of any suit in which judgment is rendered against Officer for an accounting of profits made from the purchase or sale by Officer of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

     (d) on account of Officer's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

     (e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     4. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Officer for any reason other than those set forth in paragraphs (b), (c) and (d) of Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Officer (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid

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or payable by Officer in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Officer on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Officer on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Officer on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     5. Continuation of Obligations. All agreements and obligations of Corporation contained herein shall terminate on the third anniversary of the date hereof (the "Termination Date"); provided, however, that such agreements and obligations shall continue thereafter with respect to any claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, to which Officer is or becomes subject on or subsequent to the Termination Date by reason of the fact that Officer was an officer of Corporation or serving in any other capacity referred to herein on or prior to the Termination Date.

     6. Notification and Defense of Claim. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Officer otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Officer notifies Corporation of the commencement thereof:

     (a) Corporation will be entitled to participate therein at its own expense;

     (b) except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Officer. After notice from Corporation to Officer of its election so as to assume the defense thereof, Corporation will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ counsel to represent Officer in such action, suit or proceeding but the fees and expenses of

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such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Officer unless such counsel is reasonably satisfactory to Corporation and (i) Officer shall have reasonably concluded that there may be a conflict of interest between Corporation and Officer in the conduct of the defense of such action, or (ii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Officer shall have made the conclusion provided for in (ii) above. Officer also shall have the right to employ counsel reasonably satisfactory to Corporation to represent Officer in any such action, suit or proceeding with respect to which Corporation does not assume the defense; and

     (c) Corporation shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer without Officer's written consent. Neither Corporation nor Officer will unreasonably withhold its consent to any proposed settlement.

     7. Advancement and Repayment of Expenses.

     (a) In the event that Officer employs Officer's own counsel pursuant to
Section 6(b) above, Corporation shall advance to Officer, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Officer for such expenses.

     (b) Officer agrees that Officer will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent it shall be ultimately determined pursuant to the procedure specified in Section 145(d) of the Code that Officer is not entitled, under the provisions of the Code, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

     8. Enforcement.

     (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Officer to continue as an officer of Corporation, and acknowledges that Officer is relying upon this Agreement in continuing such capacity.

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     (b) In the event Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Officer for all of Officer's reasonable fees and expenses in bringing and pursuing such action.

     9. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be valid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     10. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     11. Binding Effect. This Agreement shall be binding upon Officer and upon Corporation, its successors and assigns, and shall inure to the benefit of Officer, his heirs, personal representatives and assigns, to the benefit of Corporation, its successors and assigns.

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     12. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day of and it shall be effective as of the day and year first above written.

                                    XOMA CORPORATION

                                    By:
                                       ------------------------------
                                         John L. Castello
                                         Chairman of the Board,
                                         President and
                                         Chief Executive Officer

                                    OFFICER

                                    Title:   Title

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